  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1998.
                                                      REGISTRATION NO. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           DOW JONES & COMPANY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                  DELAWARE                                       13-5034940
          (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              200 LIBERTY STREET
                           NEW YORK, NEW YORK 10281
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                           DOW JONES 1997 LONG TERM
                                INCENTIVE PLAN
                             (FULL TITLE OF PLAN)

                               ----------------

                               JEROME H. BAILEY
                         EXECUTIVE VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER

                           DOW JONES & COMPANY, INC.
                              200 LIBERTY STREET
                           NEW YORK, NEW YORK 10281
                                 212/416-2000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

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
                                                    PROPOSED        PROPOSED
                                      AMOUNT        MAXIMUM          MAXIMUM       AMOUNT OF
       TITLE OF SECURITIES             TO BE     OFFERING PRICE     AGGREGATE     REGISTRATION
        TO BE REGISTERED           REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2)    FEE(2)
----------------------------------------------------------------------------------------------
Common Stock--par value
 $1.00 per share................     2,000,000     $48.09375       $96,187,500      $26,741
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
(1) Pursuant to Rule 416(a), there is also registered such number of additional shares of Common Stock that may become available for purchase under the Dow Jones 1997 Long Term Incentive Plan in the event of certain changes in the outstanding shares of Common Stock, including, among other things, stock splits, stock dividends or similar transactions.
(2) Computed in accordance with Rule 457(h) and Rule 457(c), based upon a price of $48.09375 per share, the average of the high and low prices for the Common Stock reported in the consolidated reporting system on November 12, 1998.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

  The documents containing the information required by these items are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents are hereby incorporated herein by reference:

    (i) The Annual Report on Form 10-K of Dow Jones & Company, Inc. (the "Company") for the most recent fiscal year filed pursuant to Section 13 of the Securities Exchange Act of 1934;

    (ii) The Company's Quarterly Reports on Form 10-Q for any quarter ending after the most recent fiscal year filed pursuant to Section 13 of the Securities Exchange Act of 1934; and

    (iii) The description of the Common Stock of the Company, par value $1.00 per share, contained in the Registration Statement with respect thereto filed on Form 8-A pursuant to the Securities Exchange Act of 1934, and the description of the Class B Common Stock of the Company, par value $1.00 per share, contained in the Registration Statement with respect thereto filed on Form 8-A pursuant to the Securities Exchange Act of 1934.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities registered hereunder then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Company by Rosemary C. Spano, Esq., Vice President/Law and Deputy General Counsel of the Company. Ms. Spano is employed by the Company and is eligible to participate in the Dow Jones 1997 Long Term Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors, employees and agents prosecuted in a criminal action or sued in a civil action or proceeding, including, under certain circumstances, suits by or in the right of the Company, for any expenses, including attorneys' fees, or any liabilities which may be incurred in consequence of such action or proceeding, under the conditions stated in that section.

  Section 32 of the Company's bylaws provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

  The Company maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of the Company and its directors and officers. The policy provides coverage for certain amounts paid as indemnification pursuant to the provisions of Delaware law and the Company's bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not Applicable.

ITEM 8. EXHIBITS.

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBIT
 -------                         ----------------------
  3.1    The Restated Certificate of Incorporation of the Company, as amended, is hereby incorporated herein by reference to Exhibit 19.1 to its
          Form 10-Q for the quarter ended March 31, 1988.
  3.2    The Bylaws of the Company are hereby incorporated herein by reference to Exhibit 19.2 to its Form 10-Q for the quarter ended September 30,
          1987.
  4      Dow Jones 1997 Long Term Incentive Plan.
  5      Opinion of Rosemary C. Spano, Esq.
  23     Consent of PricewaterhouseCoopers LLP, independent accountants.
  24     Power of Attorney (included in signature pages hereto).

ITEM 9. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     OTHER

EXPERTS.

  The consolidated financial statements and related financial statement schedule included or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, whose reports thereon are incorporated herein by reference. Such financial statements and schedule have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, given upon their authority as experts in auditing and accounting. The consolidated financial statements of the Company and its subsidiaries for each future fiscal year, and the report of the Company's independent accountants retained for such fiscal year, will be incorporated herein by reference, provided that such accountants have consented to the use of their reports thereon, in reliance upon the authority of such accountants as experts in auditing and accounting.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 18, 1998.

                                          DOW JONES & COMPANY, INC.

                                                    /s/ Jerome H. Bailey
                                          By __________________________________
                                                      Jerome H. Bailey
                                                Executive Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter R. Kann and Kenneth L. Burenga and each of them (with full power to each of them to act alone), such person's attorney-in-fact, each with power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

 1. Principal executive officer

         /s/ Peter R. Kann           Chief Executive Officer and   November 18, 1998
  __________________________________  Director
           Peter R. Kann

 2. Principal financial officer

        /s/ Jerome H. Bailey         Executive Vice President and  November 18, 1998
____________________________________  Chief Financial Officer
          Jerome H. Bailey

 3. Principal accounting officer

        /s/ Thomas G. Hetzel         Vice President/Finance and    November 18, 1998
____________________________________  Comptroller
          Thomas G. Hetzel
        /s/ Rand V. Araskog          Director                      November 18, 1998
____________________________________
          Rand V. Araskog
      /s/ Christopher Bancroft       Director                      November 18, 1998
____________________________________
        Christopher Bancroft
      /s/  Kenneth L. Burenga        Director                      November 18, 1998
____________________________________
         Kenneth L. Burenga

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ William C. Cox, Jr.        Director                      November 18, 1998
____________________________________
        William C. Cox, Jr.
          /s/ Harvey Golub           Director                      November 18, 1998
____________________________________
            Harvey Golub
         /s/ Roy A. Hammer           Director                      November 18, 1998
____________________________________
           Roy A. Hammer
          /s/ Leslie Hill            Director                      November 18, 1998
____________________________________
            Leslie Hill
    /s/ Irvine O. Hockaday, Jr.      Director                      November 18, 1998
____________________________________
      Irvine O. Hockaday, Jr.
     /s/ Vernon E. Jordan, Jr.       Director                      November 18, 1998
____________________________________
       Vernon E. Jordan, Jr.
         /s/ Peter R. Kann           Director                      November 18, 1998
____________________________________
           Peter R. Kann
         /s/ David K. P. Li          Director                      November 18, 1998
____________________________________
           David K. P. Li
        /s/ Jane C. MacElree         Director                      November 18, 1998
____________________________________
          Jane C. MacElree
       /s/ M. Peter McPherson        Director                      November 18, 1998
____________________________________
         M. Peter McPherson
        /s/ Frank N. Newman          Director                      November 18, 1998
____________________________________
          Frank N. Newman
     /s/ James H. Ottaway, Jr.       Director                      November 18, 1998
____________________________________
       James H. Ottaway, Jr.
                                     Director                      November   , 1998
____________________________________
       William C. Steere, Jr.

                                 EXHIBIT INDEX

 EXHIBIT                                                           METHOD OF
 NUMBER                         DOCUMENT                             FILING
 -------                        --------                         --------------
 3.1     The Restated Certificate of Incorporation of the        Not Applicable
          Company, as amended, is hereby incorporated herein
          by reference to Exhibit 19.1 to its Form 10-Q for
          quarter ended March 31, 1988.
 3.2     The Bylaws of the Company are hereby incorporated       Not Applicable
          herein by reference to Exhibit 19.2 to its Form 10-Q
          for the quarter ended September 30, 1987.
 4       Dow Jones 1997 Long Term Incentive Plan.                  Electronic
 5       Opinion of Rosemary C. Spano, Esq.                        Electronic
 23      Consent of PricewaterhouseCoopers LLP, independent        Electronic
          accountants.
 24      Power of Attorney (included in signature pages            Electronic
         hereto).